POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that Todd M. Kehoe constitutes and appoints Lee M. Hydeman and Robert M. Rowen, and each of them (with full power of each of them to act alone), his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for him and on his behalf, and in his name, place and stead, in any and all capacities to execute and sign any and all amendments or post-effective amendments to Registration Statement No. 333-40889, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Signature                   Position                          Date  1/29/98

TODD KEHOE                  Vice President and
                            Principal Accounting Officer,
                            and Principal Financial Officer